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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Polycom, Inc. of our report dated January 28, 2000, except for Note 15 which is as of March 3, 2000 relating to the financial statements and of our report dated January 28, 2000 related to the financial statement schedules, which appears in Polycom's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
January 9, 2001